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                                                                  EXHIBIT (23)-2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Caremark International Inc. 1992 Stock Option Plan for Non-Employee Directors and Caremark International Inc. Qualified Employee Stock Purchase Plan of our report dated January 24, 1996, except as to the third paragraph of Note 14, which is dated as of March 19, 1996, which appears on page F-29 of Amendment No. 1 to Form S-4, Registration Statement (Registration No. 333-09767).

PRICE WATERHOUSE LLP


Chicago, Illinois
October 15, 1996